EXHIBIT 11
                                  BRASS EAGLE
                      FULLY DILUTED NET INCOME PER SHARE

                                                                                  December 31, 1996           June 30, 1997
Weighted average shares
-----------------------

The number of shares outstanding after split                                              5,031,358               5,031,358

Add:  Number of weighted average shares
      assumed to be outstanding from stock options                                          323,475                 386,122

Add:  Equivalent shares for 62186.44 of treasury shares
      purchased March 31, 1996                                                               15,547
                                                                                        -----------            ------------
                                                                                          5,354,833               5,417,480
                                                                                        ===========            ============


Net income                                                                                $ 882,000   $ 0.16    $ 1,120,000   $ 0.21
                                                                                        -----------            ------------
Weighted average shares outstanding                                                       5,354,833               5,417,480

                       Number of weighted average shares
                 assumed to be outstanding from stock options
                 --------------------------------------------
Stock options outstanding at December 31, 1995                                           314,658.71              314,658.71

Weighted average shares for 60,944.26 options granted August 6, 1996                      24,711.65               60,944.26

Less proceeds from weighted average options outstanding                                  (15,895.64)
                                                                                        -----------             -----------
Weighted average shares from stock options at December 31, 1996                          323,474.71              375,602.97
                                                                                        ===========

Weighted average shares for 12,188.85 options granted February 20,1997                                            10,519.15

Less proceeds from weighted average options outstanding                                                          (18,085.43)
                                                                                                                ===========
Weighted average shares from stock options at June 30, 1997                                                      386,122.11
                                                                                                                ===========

EXHIBIT 11
                                  BRASS EAGLE
                 PRO FORMA FULLY DILUTED NET INCOME PER SHARE

                                                                               December 31, 1996              June 30, 1997
Weighted average shares
-----------------------

The number of shares outstanding after split                                           7,306,358                 7,306,358

Add:  Number of weighted average shares
      assumed to be outstanding from stock options                                       323,475                   386,122

Add:  Equivalent shares for 62186.44 of treasury shares purchased March 31, 1996          15,547
                                                                                     ------------             -------------
                                                                                       7,629,833                 7,692,480
                                                                                     ============             =============

Net income                                                                           $ 1,315,000    $ 0.17     $ 1,330,000    $ 0.17
                                                                                     ------------             --------------
Weighted average shares outstanding                                                    7,629,833                 7,692,480

                     Number of weighted average shares
                  assumed to be outstanding from stock options
                  --------------------------------------------
Stock options outstanding at December 31, 1995                                        314,658.71                314,658.71

Weighted average shares for 60,944.26 options granted August 6, 1996                   24,711.65                 60,944.26

Less proceeds from weighted average options outstanding                               (15,895.64)

                                                                                     ------------              ------------
Weighted average shares from stock options at December 31, 1996                       323,474.71                375,602.97
                                                                                     ============

Weighted average shares for 12,188.85 options granted February 20,1997                                           10,519.15

Less proceeds from weighted average options outstanding                                                         (18,085.43)
                                                                                                        ------------------
Weighted average shares from stock options at June 30, 1997                                                     386,122.11
                                                                                                        ==================

                                      -2-